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                                                                   EXHIBIT 32.01





                        CONSENT OF INDEPENDENT ACCOUNTANT


We consent to the inclusion in the Form 11-K (file number 033-91438) of our report dated May 16, 2003, on the audits of the financial statements of the Crescent Real Estate Equities, Ltd. 401(k) Plan as of December 31, 2002 and 2001 and for the years then ended, and for the supplemental schedule as of and for the year ended December 31, 2002.



/s/ WHITLEY PENN

Fort Worth, Texas
May 16, 2003